Exhibit 99.4
Northfield Bank
Northfield Bancorp, Inc.
6/4/10
PROPOSED MAILING AND INFORMATIONAL MATERIALS
INDEX
Produced by the Financial Printer
1.	Dear Member Letter*

2.	Dear Member Letter for Non Eligible States*

3.	Dear Friend Letter — Eligible Account Holders who are no longer Depositors*

4.	Dear Potential Investor Letter*

5.	Dear Customer Letter — Used as a Cover Letter for States Requiring “Agent” Mailing*

6.-7.	Proxy Q&A*

8.-11.	Stock Q&A*

12.	Proxy Request Letter (immediate follow-up)

13.	Proxy Request

14-15	Proxy Card

16.	Stock Order Form (page 1 of 2)*

17.	Stock Order Form Certification (page 2 of 2)*

18.	Stock Order Form Guidelines*

19.	OTS Guidance Letter*

20.	Community Meeting *
Produced by the Stock Information Center
21.	Mailing Insert/Lobby Poster

22.	Invitation Letter — Informational Meetings

23.	Dear Subscriber/Acknowledgment Letter — Initial Response to Stock Order Received

24.	Dear Shareholder — Confirmation Letter

25.	Dear Interested Investor — No Shares Available Letter

26.	Welcome Shareholder Letter — For Initial Certificate Mailing

27.	Dear Interested Subscriber Letter — Subscription Rejection

28.	Letter for Sandler O’Neill Mailing to Clients*

29.	Tombstone (Advertisement)

*Accompanied by a Prospectus

Northfield Bank
Dear Customer:
We are pleased to announce that the Boards of Directors of Northfield Bank and Northfield Bancorp, Inc. and the Board of Trustees of Northfield Bancorp, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Northfield Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Northfield Bancorp, Inc. (other than Northfield Bancorp, MHC) will be exchanged for shares of common stock of a newly formed Delaware corporation also called Northfield Bancorp, Inc. We are converting to eliminate some of the uncertainties associated with proposed financial regulatory reforms and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.
The Proxy Card
To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Northfield Bank acts as trustee and we do not receive a proxy from you, Northfield Bank, as trustee for your account, intends to vote in favor of the plan of conversion and reorganization on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.
If the plan of conversion and reorganization is approved, let me assure you that:
•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.
The Stock Offering
As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Northfield Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of Northfield Bancorp, Inc. and our operations.
If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Northfield Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Northfield Bancorp, Inc. Stock Information Center located at Northfield Bank’s Avenel office, 1410 St. Georges Avenue, 2nd Fl., Avenel, NJ 07001. Stock order forms will not be accepted at any office other than the Avenel office. Your order must be physically received (not postmarked) by Northfield Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on ___day, ___ ___, 2010. Please read the prospectus carefully before making an investment decision.
If you have any questions after reading the enclosed material, please call our Stock Information Center at ___-___-___, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.
Sincerely,
John W. Alexander
Chairman, President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Northfield Bank
Dear Customer:
We are pleased to announce that the Boards of Directors of Northfield Bank and Northfield Bancorp, Inc. and the Board of Trustees of Northfield Bancorp, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Northfield Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Northfield Bancorp, Inc. (other than Northfield Bancorp, MHC) will be exchanged for shares of common stock of a newly formed Delaware corporation also called Northfield Bancorp, Inc. We are converting to eliminate some of the uncertainties associated with proposed financial regulatory reforms and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.
To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Northfield Bank acts as trustee and we do not receive a proxy from you, Northfield Bank, as trustee for your account, intends to vote in favor of the plan of conversion and reorganization on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.
If the plan of conversion and reorganization is approved let me assure you that:
•	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.
We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Northfield Bancorp, Inc. or (2) an agent of Northfield Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.
If you have any questions after reading the enclosed material, please call our Stock Information Center at ___-___-___, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.
Sincerely,
John W. Alexander
Chairman, President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Northfield Bank
Dear Friend of Northfield Bank:
We are pleased to announce that the Boards of Directors of Northfield Bank and Northfield Bancorp, Inc. and the Board of Trustees of Northfield Bancorp, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Northfield Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Northfield Bancorp, Inc. (other than Northfield Bancorp, MHC) will be exchanged for shares of common stock of a newly formed Delaware corporation also called Northfield Bancorp, Inc. We are converting to eliminate some of the uncertainties associated with proposed financial regulatory reforms and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.
As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of Northfield Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of Northfield Bancorp, Inc. and our operations.
If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Northfield Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Northfield Bancorp, Inc. Stock Information Center located at Northfield Bank’s Avenel office, 1410 St. Georges Avenue, 2nd Fl., Avenel, NJ 07001. Stock order forms will not be accepted at any office other than the Avenel office. Your order must be physically received (not postmarked) by Northfield Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on ___day, ___ ___, 2010. Please read the prospectus carefully before making an investment decision.
If you have any questions after reading the enclosed material, please call our Stock Information Center at ___-___-___, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.
Sincerely,
John W. Alexander
Chairman, President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Northfield Bancorp, Inc.
Dear Potential Investor:
We are pleased to provide you with the enclosed material in connection with the stock offering by Northfield Bancorp, Inc.
This information packet includes the following:
PROSPECTUS: This document provides detailed information about the operations of Northfield Bank and Northfield Bancorp, Inc. and the proposed stock offering by new Northfield Bancorp, Inc. Please read it carefully before making an investment decision.
STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to Northfield Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Northfield Bancorp, Inc. Stock Information Center located at Northfield Bank’s Avenel office, 1410 St. Georges Avenue, 2nd Fl., Avenel, NJ 07001. Stock order forms will not be accepted at any office other than the Avenel office. Your order must be physically received (not postmarked) by Northfield Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on ___day, ___ ___, 2010.
We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions regarding the stock offering or the prospectus, please call our Stock Information Center at ___-___-___, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.
Sincerely,
John W. Alexander
Chairman, President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.
Dear Customer of Northfield Bank:
At the request of Northfield Bank, Northfield Bancorp, Inc. and Northfield Bancorp, MHC, we have enclosed material regarding the offering of common stock of Northfield Bancorp, Inc. The material is offered in connection with the conversion and reorganization of Northfield Bancorp, MHC from the mutual holding company form to the full stock form of organization. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Northfield Bancorp, Inc.
Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares to Northfield Bancorp, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Northfield Bancorp, Inc. Stock Information Center located at Northfield Bank’s Avenel office, 1410 St. Georges Avenue, 2nd Fl., Avenel, NJ 07001. Stock order forms will not be accepted at any office other than the Avenel office. Your order must be physically received (not postmarked) by Northfield Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on ___day, ___ ___, 2010.
If you have any questions after reading the enclosed material, please call the Stock Information Center at ___-___-___, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Sandler O’Neill representative. Please note that the Stock Information Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.
We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.
Sandler O’Neill & Partners, L.P.
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Cover page]
Northfield Bank
Proxy Questions and Answers
Questions & Answers About Voting
We are pleased to announce that the Boards of Directors of Northfield Bank and Northfield Bancorp, Inc. and the Board of Trustees of Northfield Bancorp, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Northfield Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Northfield Bancorp, MHC (depositors of Northfield Bank) at a special meeting of members. The plan must also be approved by Northfield Bancorp, Inc. stockholders by at least two-thirds of the outstanding shares of common stock of Northfield Bancorp, Inc., including at least a majority of the outstanding shares of common stock owned by stockholders other than Northfield Bancorp, MHC.
Your vote is very important. If you have more than one account, you may receive more than one proxy. Please vote today by returning all proxy cards received.
Your Board of Trustees urges you to vote “FOR” the conversion and reorganization and return your proxy today.
Q.	Why is Northfield Bank converting from the mutual holding company form to the full stock form of organization?

A.	We are converting to eliminate some of the uncertainties associated with proposed financial regulatory reforms and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

Q.	What changes will occur as a result of the conversion and reorganization? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The Plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who is eligible to vote on the conversion?

A.	Depositors of Northfield Bank as of the close of business on ___ ___, 2010 (the “Voting Record Date”) are eligible to vote at the special meeting of members.

Q.	Why did I receive several proxies?

A.	If you have more than one account, you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote, sign, date and return all proxy cards that you received.

Q.	Does my vote for the conversion mean that I must buy common stock of Northfield Bancorp, Inc.?

A.	No. Voting for the plan of conversion and reorganization does not obligate you to buy shares of common stock of Northfield Bancorp, Inc.

Q.	How do I vote my proxy?

A.	You may vote by mailing your signed proxy card(s) in the enclosed postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the special meeting of members to be held on ___ ___, 2010, and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.	Are two signatures required on the proxy card for a joint account?

A.	Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.
Additional Information
Q.	What if I have additional questions or require more information?

A.	Northfield Bancorp, Inc.’s proxy statement and the prospectus that accompanies this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at ___-___-___, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Additional material may only be obtained from the Stock Information Center. Please note that the Stock Information Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, MHC, Northfield Bancorp, Inc., new Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Cover page]
Northfield Bancorp, Inc.
Stock Questions and Answers
Questions & Answers About the Stock Offering
We are pleased to announce that the Boards of Directors of Northfield Bank and Northfield Bancorp, Inc. and the Board of Trustees of Northfield Bancorp, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Northfield Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Northfield Bancorp, MHC (depositors of Northfield Bank) at a special meeting of members. The plan must also be approved by Northfield Bancorp, Inc. stockholders by at least two-thirds of the outstanding shares of common stock of Northfield Bancorp, Inc., including at least a majority of the outstanding shares of common stock owned by the minority stockholders other than Northfield Bancorp, MHC.
Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.
Q.	Why is Northfield Bank converting from the mutual holding company form to the full stock form of organization?

A.	We are converting to eliminate some of the uncertainties associated with the proposed financial regulatory reforms and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

Q.	What changes will occur as a result of the conversion and reorganization? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who can purchase stock?

A.	The common stock of Northfield Bancorp, Inc., a new Delaware corporation, will be offered in the subscription offering in the following order of priority:
1)	Eligible Account Holders — depositors of Northfield Bank with accounts totaling $50 or more as of March 31, 2009;

2)	Northfield Bank’s tax-qualified employee plans, including the employee stock ownership plan;

3)	Supplemental Eligible Account Holders — depositors of Northfield Bank with accounts totaling $50 or more as of June 30, 2010; and

4)	Other members — depositors of Northfield Bank with accounts as of ___, 2010.

Common stock that is not sold in the subscription offering, if any, will be offered to certain members of the general public in a community offering, with priority to natural persons residing in the counties in the metropolitan statistical areas in which Northfield Bank has offices, and then to Northfield Bancorp, Inc. stockholders as of ___ ___2010. To the extent any shares remain, shares will be offered to the general public in a syndicated community offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any account I hold with the Bank be converted into stock?

A.	No. All accounts remain as they were prior to the conversion.

Q.	How many shares of stock are being offered, and at what price?

A.	Northfield Bancorp, Inc. is offering for sale a maximum of 40,250,000 shares of common stock at a subscription price of $10 per share. Under certain circumstances, Northfield Bancorp, Inc. may increase the maximum and sell up to 46,287,500 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is $3,000,000 (300,000 shares); in addition, no person by himself or herself or with an associate or group of persons acting in concert, may purchase more than $3,000,000 (300,000 shares) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Northfield Bancorp, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Northfield Bancorp, Inc. Stock Information Center located at Northfield Bank’s Avenel office, 1410 St. Georges Avenue, 2nd Fl., Avenel, NJ 07001. Stock order forms will not be accepted at any office other than the Avenel office. Your order must be physically received (not postmarked) by Northfield Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on ___day, ___ ___, 2010. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Northfield Bank. Checks and money orders must be made payable to Northfield Bancorp, Inc. Withdrawals from a deposit account or a certificate of deposit at Northfield Bank to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail.

Q.	Can I use my Northfield Bank home equity line of credit to subscribe for shares of common stock?

A.	No. Northfield Bank cannot knowingly lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a Northfield Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Northfield Bancorp, Inc. no later than 4:00 p.m., Eastern Time on ___ ___, 2010.

Q.	Can I subscribe for shares using funds in my IRA at Northfield Bank?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Northfield Bank. To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	Yes.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made in cash or by check or money order will earn interest at ___% from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	Yes. After the conversion and reorganization, we intend to pay quarterly cash dividends.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion and reorganization, our shares of common stock are expected to trade on the Nasdaq Global Select Market under the symbol “NFBKD” for the first 20 trading days, then “NFBK.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	What happens to the Northfield Bancorp, Inc. shares I currently own?

A.	The shares of common stock owned by the existing stockholders of Northfield Bancorp, Inc. (other than Northfield Bancorp, MHC) will be exchanged for shares of common stock of a newly formed Delaware corporation also called Northfield Bancorp, Inc., based on an exchange ratio. The actual number of shares you receive will depend upon the number of shares we sell in our offering.

Additional Information
Q.	What if I have additional questions or require more information?

A.	Northfield Bancorp, Inc.’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at ___-___-___, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Additional material may only be obtained from the Stock Information Center. Please note that the Stock Information Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Northfield Bank
Dear Member:
As a follow-up to our recent mailing, this is to remind you that your vote is very important.
We are pleased to announce that the Boards of Directors of Northfield Bank and Northfield Bancorp, Inc. and the Board of Trustees of Northfield Bancorp, MHC have voted unanimously in favor of a plan of conversion and reorganization whereby Northfield Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Northfield Bancorp, Inc. (other than Northfield Bancorp, MHC) will be exchanged for shares of common stock of a newly formed Delaware corporation also called Northfield Bancorp, Inc. We are converting to eliminate some of the uncertainties associated with proposed financial regulatory reforms and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.
To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.
If the plan of conversion and reorganization is approved, let me assure you that:
•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.
If you have any questions after reading the enclosed material, please call our Stock Information Center at ___-___-___, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.
Sincerely,
John W. Alexander
Chairman, President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PROXY REQUEST
Logo
WE NEED YOUR VOTE
Dear Member:
Your vote on our plan of conversion and reorganization has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today. If you have more than one account, you may receive more than one proxy. Please complete and mail all proxies you receive.
Remember: Voting does not obligate you to buy stock. Your Board of Trustees has approved the plan of conversion and reorganization and urges you to vote in favor of the conversion and reorganization. Your deposit accounts or loans with Northfield Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.
Please vote by completing and mailing your signed proxy card in the enclosed postage-paid envelope. If you have any questions, please call our Stock Information Center at ___-___-___, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.
Sincerely,
John W. Alexander
Chairman, President and Chief Executive Officer

NORTHFIELD BANCORP, MHC
☑ Please vote by marking one of the boxes as shown.

1. Approval of the Plan of Conversion and      Reorganization of Northfield Bancorp, MHC
                    FOR ☐            AGAINST ☐
REVOCABLE PROXY
The undersigned acknowledges receipt of a Notice of Special Meeting and attached proxy statement dated                     , 2010, prior to the execution of this proxy.

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Signature	Date
Joint accounts require only one signature.

NOTE: PLEASE SIGN, DATE AND PROMPTLY RETURN ALL PROXY CARDS IN THE ENCLOSED POSTAGE-PAID PROXY RETURN ENVELOPE
The Board of Trustees recommends a vote “FOR” the proposal.
VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF NORTHFIELD BANCORP, INC. COMMON STOCK IN THE OFFERING.

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DETACH HERE

NORTHFIELD BANCORP, MHC	REVOCABLE PROXY
SPECIAL MEETING OF MEMBERS
                                         , 2010
The undersigned member of Northfield Bancorp, MHC (the “Mutual Holding Company”) hereby appoints the full Board of Trustees, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Mutual Holding Company (the “Meeting”) to be held at                                          , at ___:___.m., Eastern Time, on                                          , 2010, and at any and all adjournments thereof. They are entitled to cast all votes to which the undersigned is entitled as follows:
1.	The approval of a plan of conversion and reorganization (the “Plan”) whereby Northfield Bancorp, MHC and Northfield Bancorp, Inc. will convert and reorganize From the mutual holding company structure to the stock holding company structure, as described in more detail in the proxy statement; and such other business as may properly come before the Meeting. Management is not aware of any other business to be considered
IF SIGNED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED IF NO CHOICE IS MADE HEREON. VOTING FOR APPROVAL OF THE PLAN WILL ALSO INCLUDE APPROVAL OF THE EXCHANGE RATIO, THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE NEW HOLDING COMPANY FOR NORTHFIELD BANK (INCLUDING THE ANTI-TAKEOVER LIMITATIONS AND STOCKHOLDER RIGHTS PROVISIONS) AND THE AMENDMENT TO NORTHFIELD BANK’S FEDERAL STOCK CHARTER. AS A RESULT OF THE CONVERSION, MEMBERS OF NORTHFIELD BANCORP, MHC WILL NO LONGER HAVE VOTING RIGHTS UNLESS THEY BECOME STOCKHOLDERS OF NORTHFIELD BANK’S NEW HOLDING COMPANY.
THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF TRUSTEES. AT THE PRESENT TIME, THE BOARD OF TRUSTEES KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Northfield Bancorp, MHC at said Meeting of the Member’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.
PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY RETURN ENVELOPE
THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE PROPOSAL. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PROPOSAL.
PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES.
(Continued on reverse side)

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DETACH HERE

[logo]Northfield Bancorp, Inc.
Subscription & Community Offering Stock Order Form
Northfield Bank	Expiration Date
Stock Information Center	for Stock Order Forms:
1410 St. Georges Ave., 2nd Fl.,	day __, 2010
Avenel, NJ 07001	4:00 p.m., Eastern Time
xxx-xxx-xxxx	(received not postmarked)

IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares	Subscription	(2) Total Payment Due	Minimum number of shares: 25 shares ($250)
	Price X 10.00 =	$	Maximum number of shares: 300,000 shares ($3,000,000)
Maximum number of shares for associates or group: 300,000 shares ($3,000,000)
See Instructions.

(3) Employee/Officer/Director Information
☐ Check here if you are an employee, officer or director of Northfield Bank or a member of such person’s immediate family living in the same household.
(4) Method of Payment by Check	Total Check Amount	$	.
Enclosed is a check, bank draft or money order payable to Northfield Bancorp, Inc. in the amount indicated here.

(5) Method of Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Northfield Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Northfield Bank cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s) To Withdraw		$ Withdrawal Amount
		$	.
		$	.

(6) Purchaser Information
Subscription Offering
☐ a. Check here if you are an Eligible Account Holder with a deposit account(s) totaling $50.00 or more on March 31, 2009.
☐ b. Check here if you are a Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 or more on June 30, 2010 but are not an Eligible Account Holder.
☐ c. Check here and list accounts below if you are an Other Member with a deposit account(s) on                 , 2010 but are not an Eligible Account Holder or Supplemental Eligible Account Holder.
Community Offering
☐ d. Check here if you are a community member (Indicate county of residence in #9 below).
☐ e. Check here if you were a shareholder of Northfield Bancorp, Inc. on                 , 2010.
Account Information
List below all accounts in which you had an ownership interest as of the applicable eligibility date as indicated in a, b or c above. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. Use reverse side for additional space.

Bank Use	Account Number(s)	Account Title (Name(s) on Account)

(7) Form of Stock Ownership & SS# or Tax ID#:				SS#/Tax ID#	è
☐ Individual	☐ Joint Tenants	☐ Tenants in Common	☐ Fiduciary (i.e., trust, estate)
☐ Uniform Transfers to Minors Act (Indicate SS# of Minor only)		☐ Company/Corporation/ Partnership	☐ IRA or other qualified plan (Both Tax ID# & SS# for IRAs)	SS#/Tax ID#	è
(8) Stock Registration & Address: Name and address to appear on stock certificate.
Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Name:

Name Continued:

Mail to- Street:

City:						State:		Zip Code:

(9) Telephone Daytime/Evening	(	)	—	(	)		—		County of Residence

(10) Associates/Acting in Concert
☐ Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares or are current owners of existing shares of Northfield Bancorp, Inc.

(11) Acknowledgement — To be effective, this stock order form must be properly completed and physically received (not postmarked) by Northfield Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on                 , 2010, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Northfield Bancorp, Inc., this stock order form may not be modified, withdrawn or canceled without Northfield Bancorp, Inc.’s consent and if authorization to withdraw from deposit accounts at Northfield Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion and reorganization of Northfield Bancorp, MHC described in the accompanying prospectus.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Northfield Bank, Northfield Bancorp, MHC, Northfield Bancorp, Inc. and new Northfield Bancorp, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.
Bank Use

By signing below, I also acknowledge that I have read the Certification Form on the reverse side of this form.

Signature è	Date	Signature è	Date

Item (6) Purchaser Account Information continued:
Bank Use	Account Number(s)	Account Title (Name(s) on Account)

Item (10) Associates/Acting In Concert continued:
If you checked the box in item #10 on the reverse side of this form, list below all other orders submitted by you or your associates and list the number of shares of Northfield Bancorp, Inc. currently owned by you or your associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered	Name(s) of existing stockholders	Number of shares owned

Associate - The term “associate” of a particular person means:
(1) a corporation or organization other than Northfield Bancorp, MHC, Northfield Bancorp, Inc. or Northfield Bank or a majority-owned subsidiary of Northfield Bancorp, MHC, Northfield Bancorp, Inc. or Northfield Bank of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;
(2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and
(3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of Northfield Bancorp, MHC, Northfield Bancorp, Inc. or Northfield Bank or any of their subsidiaries.
Acting in concert – The term “acting in concert” means:
(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or
(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.
In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.
We may presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships and the fact that such persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.
CERTIFICATION FORM
I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY NORTHFIELD BANCORP, MHC, NORTHFIELD BANCORP, INC., NEW NORTHFIELD BANCORP, INC., NORTHFIELD BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.
If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Consumer Response Center at (800) 842-6929.
I further certify that, before purchasing the common stock, par value $0.01 per share, of Northfield Bancorp, Inc. (the “Company”), which will become the holding company for Northfield Bank, I received a prospectus of the Company dated           , 2010 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page      , the risks involved in the investment in this common stock, including but not limited to the following:
Risks Related to Our Business
Risks Related to the Offering
(By Signing the Front of this Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws,
Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

   Northfield Bancorp, Inc.
Stock Ownership Guide

Individual

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the NJ Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA NJ (use minor’s social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
•	The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual.

•	The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

•	A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

•	The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

•	The name of the maker, donor or testator and the name of the beneficiary.
An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions

Items 1 and 2 — Number of Shares and Total Payment Due
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is $250 (25 shares) of common stock. As more fully described in the plan of conversion and reorganization outlined in the prospectus, the maximum purchase in any category of the subscription offering is $3,000,000 (300,000 shares) of common stock, and the maximum purchase in the community offering (if held) by any person is $3,000,000 (300,000 shares) of common stock. No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $3,000,000 (300,000 shares) of common stock.

Item 3 — Employee/Officer/Director Information
Check this box to indicate whether you are an employee, officer or director of Northfield Bank or a member of such person’s immediate family living in the same household.

Item 4 — Method of Payment by Check
If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Northfield Bancorp, Inc. Payment in cash may not be made. Your funds will earn interest at Northfield Bank’s statement savings rate of interest until the stock offering is completed.

Item 5 — Method of Payment by Withdrawal
If you pay for your stock by a withdrawal from a deposit account at Northfield Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 6 – Purchaser Information
Subscription Offering
     a. Check this box if you had a deposit account(s) totaling $50.00 or more on March 31, 2009 (“Eligible Account Holder”).
     b. Check this box if you had a deposit account(s) totaling $50.00 or more on June 30, 2010 but are not an Eligible Account Holder (“Supplemental Eligible Account Holder”).
     c. Check this box if you had a deposit account(s) on                 , 2010 but are not an Eligible Account Holder or Supplemental Account Holder (“Other Member”).

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.

Note: Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights.
Community Offering
     d. Check this box if you are a community member (Indicate county of residence in item 9).
     e. Check this box if you were a shareholder of Northfield Bancorp, Inc. on            , 2010

Items 7 and 8 — Form of Stock Ownership, SS# or Tax ID#, Stock Registration and Mailing Address
Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. Complete the requested stock registration and mailing address in item 8. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide.” Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Item 9 – Telephone Number(s) and County
Indicate your daytime and evening telephone number(s) and county. We may need to call you if we have any questions regarding your order or we cannot execute your order as given.

Item 10 – Associates/Acting in Concert
Check this box and complete the reverse side of the stock order form if you or any associates or persons acting in concert with you (as defined on the reverse side of the stock order form) have submitted other orders for shares or are current owners of existing shares of Northfield Bancorp, Inc..

Item 11– Acknowledgement
Please review the prospectus carefully before making an investment decision. Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement and certification. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

Your properly completed signed stock order form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by Northfield Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on                 , 2010 or it will become void.
Delivery Instructions: You may deliver your stock order form by mail using the enclosed stock order return envelope, by hand delivery, or by overnight courier to the Northfield Bancorp, Inc. Stock Information Center located at Northfield Bank’s Avenel office, 1410 St. Georges Avenue, 2nd Fl., Avenel, NJ 07001.
If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our Stock Information Center at (     )      -     , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.
NORTHFIELD BANK STOCK INFORMATION CENTER
1410 St. Georges Ave., 2nd Fl., Avenel, NJ 07001
Stock order forms will not be accepted at any Northfield Bank office other than the Avenel office.

Read This First
Office of Thrift Supervision Guidance for Accountholders
Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.
On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS), Consumer Response Center at (800) 842-6929. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.
How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.
Below is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the Stock Information Center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.
What Investors Need to Know
Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:
•	Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•	“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•	Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•	Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

An Invitation

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares from our proposed holding company, Northfield Bancorp, Inc.
❖	Members of senior management will discuss Northfield Bank’s operations, past performance and financial history.

❖	You will be able to meet one-on-one with Northfield Bank officers to ask questions.

❖	There will be no sales pressure. You will receive Northfield Bancorp, Inc. stock offering materials. Then you decide if the stock purchase matches your investment objectives.
Community meetings have been scheduled in                     . For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Stock Information Center at (xxx)-xxx-xxxx Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.
Northfield Bancorp, Inc. (logo)
Proposed Holding Company for
Northfield Bank

Community Meetings

Day, Month
Location
Address
City, State Zip Code

❖
Day, Month
Location
Address
City, State Zip Code
Northfield Bancorp, Inc.
(logo)
Proposed Holding Company for
Northfield Bank
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Northfield Bank
LOGO
Please Support Us
Vote Your Proxy Card Today
If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

Northfield Bank
                    , 2010
Dear                     :
The Boards of Directors of Northfield Bank and Northfield Bancorp, Inc., and the Board of Trustees of Northfield Bancorp, MHC have voted unanimously in favor of a plan of conversion and reorganization, whereby Northfield Bancorp, MHC will convert from the mutual holding company form to the full stock form of organization.
To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held at                     on___at ___4:00 ___.___, Eastern Time.
A member of our staff will be calling to confirm your interest in attending the meeting.
If you would like additional information regarding the meeting or our conversion and reorganization, please call our Stock Information Center at ___-___-___, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern Time.
Sincerely,
John W. Alexander
Chairman, President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Northfield Bancorp, Inc.
                    , 2010
Dear Subscriber:
We hereby acknowledge receipt of your order for shares of Northfield Bancorp, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.
At this time, we cannot confirm the number of shares of Northfield Bancorp, Inc. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion and reorganization.
If you have any questions, please call our Stock Information Center at ___-___-___, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.
Northfield Bancorp, Inc.
Stock Information Center
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Northfield Bancorp, Inc.
                    , 2010
Dear Shareholder:
Our subscription offering has been completed and we are pleased to confirm your subscription for          shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.
The closing of the transaction occurred on                   _, 2010; this is your stock purchase date. Trading will commence on the Nasdaq Global Select Market under the symbol “NFBK” on                      _, 2010. During the initial 20 days of trading, the stock will trade under the symbol “NFBKD.” Thereafter, the symbol will be “NFBK.”
Thank you for your interest in Northfield Bancorp, Inc. Your stock certificate will be mailed to you shortly.
Northfield Bancorp, Inc.
Stock Information Center
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Northfield Bancorp, Inc.
                    , 2010
Dear Interested Investor:
We recently completed our subscription offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.
We appreciate your interest in Northfield Bancorp, Inc. and hope you become an owner of our stock in the future. The stock is expected to trade on the Nasdaq Global Select Market under the symbol “NFBKD” on ___, 2010. During the initial 20 days of trading, the stock will trade under the symbol “NFBKD.” Thereafter, the symbol will be “NFBK.”
Northfield Bancorp, Inc.
Stock Information Center
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Northfield Bancorp, Inc.
                    , 2010
Welcome Shareholder:
We are pleased to enclose your stock certificate representing your shares of common stock of Northfield Bancorp, Inc. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:
Registrar and Transfer Company
Attention: Investor Relations Department
10 Commerce Drive
Cranford, NJ 07016
1 (800) 368-5948
email: info@rtco.com
Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.
On behalf of the Board of Directors, officers and employees of Northfield Bancorp, Inc., I thank you for supporting our offering.
Sincerely,
John W. Alexander
Chairman, President and Chief Executive Officer
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Northfield Bancorp, Inc.
                    , 2010
Dear Interested Subscriber:
We regret to inform you that Northfield Bank, Northfield Bancorp, MHC, Northfield Bancorp, Inc. and new Northfield Bancorp, Inc., the holding company for Northfield Bank, did not accept your order for shares of Northfield Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of conversion and reorganization, which gives Northfield Bank, Northfield Bancorp, MHC, Northfield Bancorp, Inc. and new Northfield Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.
If your order was paid for by check, enclosed is your original check.
Northfield Bancorp, Inc.
Stock Information Center
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.
                    , 2010
To Our Friends:
We are enclosing material in connection with the stock offering by Northfield Bancorp, Inc., the proposed holding company for Northfield Bank.
Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription and community offering, which will conclude at _:___p.m., Eastern Time, on ___ ___, 2010. In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicated community offering to sell the remaining stock.
Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.
Sandler O’Neill & Partners, L.P.
The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Northfield Bank, Northfield Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Northfield Bancorp, Inc.
(logo)
An Invitation
To Attend a Community Meeting
Northfield Bancorp, Inc. is offering shares of its common stock in connection with the conversion of Northfield Bancorp, MHC into the full stock form of organization.
29,750,000 to 40,250,000 shares of Northfield Bancorp, Inc. are being offered at a price of $10.00 per share.
If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (xxx) xxx-xxxx, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Eastern Time.